EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
NeoMedia Technologies, Inc.

      We consent to the incorporation by reference of our Report of Independent Registered Public Accounting Firm dated March 2, 2006 on the consolidated balance sheet as of December 31, 2005, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years ended December 31, 2005 and 2004, included in this Form 10-KSB, into the Company's previously filed Registration Statements (File Nos. 333-109778, 333-110189, 333-110329, 333-114123, 333-123848, and 333-125239).


/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
March 29, 2006

                                      23.1